                                                                   EXHIBIT 3.111

                           ARTICLES OF INCORPORATION

                                       of

                     AMERCO MARKETING CO. OF LAS VEGAS, INC.

         KNOW ALL MEN BY THESE PRESENTS: That we, the undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, and we do certify:

                                   ARTICLE I

         The name of the corporation is: AMERCO MARKETING CO. OF LAS VEGAS, INC.

                                   ARTICLE II

         The principal place of business of the corporation shall be at One East First Street, Reno, Washoe County, Newada.

                                  ARTICLE III

         The purpose or purposes for which the corporation is organized are to rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate any facilities useful for the conduct of the business enterprises of this corporation.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the laws of the State of Nevada upon corporations, and to engage in any lawful activity within the purposes far which corporations may be organized under the laws of the State of Nevada.

                                   ARTICLE IV

         The authorized capital of this corporation shall be Twenty-five Thousand ($25,000) Dollars, divided into Two Thousand Five Hundred (2,500) shares of common stock, with a par value of Ten ($10.00) Dollars each.

                                   ARTICLE V

         The number of the Board of Directors shall be three (3) or as from time to tine shall be set in the By-Laws. The names and addresses of the Initial board are:

Page One of Two Pages

         John A.  Lorentz           2727 North Central Avenue
                                    Phoenix,  Arizona 85004

         Arthur G. Seifert          2727 North Central Avenue
                                    Phoenix, Arizona 85004

         David L. Helsten           2727 North Central Avenue
                                    Phoenix, Arizona 85004

                                   ARTICLE VI

         The names and addresses of each of the Incorporators are as follows:

         John A. Lorentz            2727 North Central Avenue
                                    Phoenix, Arizona 85004

         Arthur G. Seifert          2727 North Central Avenue
                                    Phoenix, Arizona 85004

         David L. Helsten           2727 North Central Avenue
                                    Phoenix, Arizona 85004

                                   ARTICLE VII

         The period of existence of the Corporation shall be perpetual. IN WITNESS WHEREOF, we the aforementioned incorporators have signed the Articles of Incorporation this 25th day of January, 1971.


                                        /s/ John A. Lorentz
                                        ----------------------------------------
                                        John A. Lorentz

                                        /s/ David L. Helsten
                                        ----------------------------------------
                                        David L. Helsten

                                        /s/ Arthur G. Seifert
                                        ----------------------------------------
                                        Arthur G. Seifert

STATE OF ARIZONA        )
                        )  SS:
COUNTY OF MARICOPA      )


         THIS IS TO CERTIFY that on the 25th day of January. 1971, before me, a Notary Public, personally appeared John A. Lorentz, David L. Helsten, and Arthur
G. Seifert, who I am satisfied are the persons named in and who executed the foregoing Articles of Incorporation, and I first having made known to them the contents thereof, they did acknowledge that they had signed the same as their voluntary act and deed for the uses and purposes therein expressed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal on this 25th day of January, 1971.

                                               /s/ [ILLEGIBLE]
                                               ------------------------------
                                               Notary Public for the State of
                                               Arizona
(SEAL)                                         Rosiding at  Phoenix,  Arizona
                                               My Commission expires [ILLEGIBLE]

Page Two of Two Pages

STATE OF NEVADA       )
                      )  ss.
COUNTY OF CLARK       )

         On this 28 day of February, 1973, personally appeared before me, the undersigned Notary Public, Wayne Riis and Judith A. Armstrong known to [ILLEGIBLE] to be the persons named in and who executed the foregoing instrument, and who acknowledged that they executed the same and that the matters contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal this 28 day of February, 1973.

                                                      /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Notary Public

Page Two of Two Pages

                       PLAN/AGREEMENT/ARTICLES OF MERGER

         This PLAN/AGREEMENT/ARTICLES OF MERGER dated this 7th day of July 1989, entered into by U-Haul Co. of Las Vegas, Inc., a Nevada corporation, the surviving corporation and Kar-Go Repair Center of Las Vegas, Inc., a Nevada corporation, the Absorbed Corporation, and together referred to as the Constituent Corporations hereby witnesseth that:

         The respective Boards of Directors and the Sole Shareholder by resolution have determined it to be advisable that the Absorbed Corporation be merged into the Surviving Corporation under the terms and conditions hereinafter set forth in accordance with the applicable provisions of the General Corporation Law of the State of Nevada which laws permit such merger.

         NOW THEREFORE, the parties hereto do agree as follows:

                                       I

         The Articles of Incorporation of the Surviving Corporation shall continue to be its Articles of Incorporation, unless altered or amended below, following the effective date of the merger.

                                       II

         The executed PLAN/AGREEMENT/ARTICLES OF MERGER is on file at the Surviving Corporation's principal office. The location of that office is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

                                       III

         The provisions for handling the shares of stock of the Constituent Corporations are as follows:

                  (1) All issued and outstanding shares of stock of the Constituent Corporation shall be absorbed.

                  (2) On the affective date of the merger and when the aforementioned cancellation has been effected, the outstanding shares of stock of the Surviving Corporation shall be deemed for all corporate purposes to evidence the ownership of the Constituent Corporations.

                                       IV

         The number of shares outstanding and the number of shares entitled to vote upon such PLAN/AGREEMENT/ARTICLES OF MERGER, and the number of shares voted for and against such PLAN/AGREEMENT/ARTICLES OF MERGER as to each corporation was as follows:

                                           NUMBER OF
                       NUMBER OF            SHARES              NUMBER         NUMBER
COMPANY                 SHARES             ENTITLED              VOTED         VOTED
 NAME                 OUTSTANDING          TO VOTE                FOR         AGAINST
-------------------------------------------------------------------------------------
U-HAUL CO.
OF LAS VEGAS,            500                  500                500            -0-
INC.

KAR-GO REPAIR
CENTER OF LAS            100                  100                100            -0-
VEGAS, INC.

                                       V

         The Constituent Corporations shall take or cause to be taken all action or do or causa to be done, all things necessary, proper or advisable under the laws of the State of Nevada, to consummate and make effective this merger, subject, however to the appropriate vote or consent to the stockholders of the Constituent Corporation in accordance with the requirements of the State of Nevada.

                                       VI

         The Surviving Corporation hereby irrevocable appoints C T Corporation System, as its agent to accept service of process in any suit or other proceeding and to enforce against the surviving Corporation any obligation of any Constituent Domestic Corporation or enforce the rights of a dissenting shareholder of any Constituent Domestic Corporation. A copy of any such process may be mailed to John A. Lorentz, P.O. Box 21502, Phoenix, Arizona, 85036.

 V                                      VII

         The Surviving Corporation shall pay all expenses of accomplishing the merger, and assumes the responsibility for all tax liabilities of the Absorbed Corporation.

                       Surviving Corporation: U-HAUL CO. OF
                                              LAS VEGAS, INC., A
                                              NEVADA CORPORATION

                       BY:   /s/ Pat Maddi
                             ---------------------------------------------
                             Pat Maddi, President

Verified

BY: /s/ Al Karclochi
    -----------------------------------------
    Al Karclochi, Secretary

                       Absorbed Corporation:  KAR-GO REPAIR CENTER
                                              OF LAS VEGAS, INC., A
                                              Nevada Corporation

                       BY: /s/ Paul J. Runyon
                           -----------------------------------------------
                           Paul J. Runyon, President

Verified

BY: /s/ Donald K. Murray
    -----------------------------------------
    Donald K. Murray,/Secretary

STATE OF NEVADA

COUNTY OF

         On this 7th day of July, 1989, before me, the undersigned Notary Public, personally appeared Pat Maddi, known to me to be the President of U-Haul Co. of Las Vegas, Inc., a Nevada corporation that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

         (NOTARY SEAL)

STATE OF NEVADA

COUNTY OF

         On this 7th day of July, 1989, before me, the undersigned Notary Public, personally appeared Paul J. Runyon, known to me to be the President of Kar-Go Repair Center of Las Vegas, Inc., a Nevada corporation, that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

                                                           /s/ Diana M. Smith
                                                        ------------------------
                                                        NOTARY PUBLIC

         (NOTARY SEAL)

                         CONSENT OF THE SOLE STOCKHOLDER

                                       OF

                          U-HAUL CO. OF LAS VEGAS, INC.

                                       AND

                     KAR-GO REPAIR CENTER OF LAS VEGAS, INC.

                            BOTH NEVADA CORPORATIONS

         AMERCO, a Nevada corporation, the sole shareholder of the above named corporations, acting through John H. Dodds, on authority of the Executive Management Team, the group designated by the Board of Directors of AMERCO to vote the stock of all of its subsidiaries, hereby consents to and adopts the following:

         RESOLVED: That this corporation, the sole shareholder of U-Haul Co. of Las Vegas, Inc., a Nevada corporation & Kar-Go Repair Center of Las Vegas, Inc., a Nevada corporation, does hereby approve & adopt the Plan of Merger between said corporations, whereby Kar-Go Repair Center of Las Vegas, Inc., a Nevada corporation, shall be absorbed into U-Haul CO. of Las Vegas, being the surviving corporation, all in accordance with the Plan of Merger, and be it further

         RESOLVED: That the Board of Directors and Officers of said merging corporations be and they hereby are, authorized and directed to all further action and to execute all documents they deem necessary or advisable to consummate the said merger and to amend any of the terms of the said Plan of Merger, and further

         BE IT RESOLVED: That the Secretary of each said corporation is hereby authorized to certify as to the Consent of the sole shareholder of the Plan of Merger, or within the Articles of Merger.

                                                     AMERCO a Nevada corporation

                                                     BY: /s/ John M. Dodds
                                                         -----------------------
                                                         John M. Dodds

                                       FILING FEE: $75.00 DF C68462
                                       U-HAUL INT'L./ATTN: BLANCHE I. PASSOLT
                                       2727 NO. CENTRAL AVE.
                                       P.O. BOX 21502
                                       PHOENIX, AZ 85036-1502

                              ARTICLES OP AMENDMENT

                        OF THE ARTICLES OF INCORPORATION

                                       OF

                          U-HADL CO. OF LAS VEGAS, INC.

                              A NEVADA CORPORATION

Pursuant to the provisions of Section 78.385 of the Nevada General Corporation
Law:

         FIRST:   The name of the corporation is: U-Haul Co. of Las Vegas, Inc.

         SECOND: The date upon which the original articles thereof were filed with the Secretary of State was February 1, 1971.

         THIRD:   The following Article has been changed to:

            RESOLVED: The name of the corporation is: U-HAUL CO. OF NEVADA, INC.

         FOURTH: The number of shares voted for this amendment was 500 and the number voted against was -0-

DATED: November 15, 1990.

BY: /s/ John A. Lorentz                BY: /s/ Gary V. Klinefelter
    -----------------------------          -----------------------------------
    John A. Lorentz, President             Gary V. Klinefelter, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

On this 15th day of November, 1990, personally appeared before me, John A. Lorentz, President and Gary v. Klinefelter, Secretary, known to me to be the persons named in and who executed the foregoing instrument, and who acknowledges that the matters contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal this 15th day of November, 1990.

                                                      /s/ Blanche I. Passolt
                                               ---------------------------------
                                                      NOTARY PUBLIC

(NOTARY SEAL)